Exhibit 99.2

SHIRE PLC
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On January 22, 2016, Shire acquired Dyax, a U.S. biopharmaceutical company based in Burlington, Massachusetts, pursuant to a merger agreement dated as of November 2, 2015.

The unaudited pro forma condensed combined financial statements are presented to illustrate the effects of the acquisition on the historical financial position and operating results of Shire and Dyax. The unaudited pro forma condensed combined balance sheet as of December 31, 2015, combines the historical consolidated balance sheets of Shire and Dyax, giving effect to the acquisition as if it had occurred on December 31, 2015. The unaudited pro forma condensed combined statement of income for the year ended December 31, 2015, combines the historical consolidated statements of income of Shire and Dyax, giving effect to the acquisition as if it had occurred on January 1, 2015.

Shire has adjusted the historical consolidated financial statements to give effect to pro forma events that are (1) directly attributable to the acquisition, (2) factually supportable, and (3) with respect to the statement of income expected to have a continuing impact on the combined results. This information should be read in conjunction with:

(i)	The accompanying notes to the unaudited pro forma condensed combined financial statements;

(ii)	The separate historical consolidated financial statements of Shire for the year ended December 31, 2015 included in Shire’s Annual Report on Form 10-K for the year ended December 31, 2015 filed with the Securities and Exchange Commission (“SEC”) on February 23, 2016; and

(iii)	The separate historical financial statements of Dyax as of and for the year ended December 31, 2015 included in Exhibit 99.3 within this Form 8-K/A.

Shire funded the up-front cash component of the purchase consideration of approximately $5,934.0 million through (i) borrowing from a $5,600.0 million term loan facility dated November 2, 2015 (the “November 2015 Facilities Agreement”); (ii) borrowing from a $2,100.0 million revolving credit facilities agreement dated December 12, 2014 (the “RCF”); and (iii) existing cash and cash equivalents.

The unaudited pro forma condensed combined financial information has been prepared by management in accordance with SEC Regulation S-X Article 11 for illustrative purposes only. The unaudited pro forma condensed combined financial statements are not necessarily indicative of what the combined company’s financial position or results of operations actually would have been had the merger been completed as of the dates indicated. The unaudited pro forma condensed combined financial statements do not purport to project the future financial position or results of operations of the combined entity. In addition, the unaudited pro forma condensed combined financial statements reflect preliminary estimates and assumptions based on information available at the time of preparation, including preliminary fair value estimates of Dyax’s assets and liabilities acquired by Shire. Differences between the preliminary estimates reflected in these unaudited pro forma condensed combined financial statements and the final acquisition accounting may occur.

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SHIRE PLC

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF DECEMBER 31, 2015

	Shire	Dyax	Pro forma adjustments (Note 4)		Pro forma combined
	$’M	$’M	$’M	Notes	$’M
ASSETS
Current assets:
Cash and cash equivalents	135.5	94.6	(135.5)	(a)	94.6
Restricted cash	86.0	—	—		86.0
Short-term investments	—	199.9	—		199.9
Accounts receivable, net	1,201.2	11.9	—		1,213.1
Inventories	635.4	4.4	16.0	(c)	655.8
Prepaid expenses and other current assets	197.4	8.8	2.2	(a)	208.4
Total current assets	2,255.5	319.6	(117.3)		2,457.8

Non-current assets:
Investments	50.8	—	—		50.8
Property, plant and equipment, net	828.1	5.8	—		833.9
Goodwill	4,147.8	—	2,740.2	(h)	6,888.0
Other intangible assets, net	9,173.3	—	4,660.0	(d)	13,833.3
Deferred tax asset	121.0	—	—		121.0
Other non-current assets	33.3	11.0	25.9	(a), (c)	70.2
Total assets	16,609.8	336.4	7,308.8		24,255.0

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued expenses	2,050.6	39.9	88.4	(e)	2,178.9
Short term borrowings	1,511.5	—	1,209.1	(a)	2,720.6
Other current liabilities	144.0	3.7	(2.2)	(f)	145.5
Total current liabilities	3,706.1	43.6	1,295.3		5,045.0

Non-current liabilities:
Long term borrowings	69.9	—	4,600.0	(a)	4,669.9
Deferred tax liability	2,205.9	—	1,339.5	(g)	3,545.4
Other non-current liabilities	798.8	5.6	391.8	(b), (f)	1,196.2
Total liabilities	6,780.7	49.2	7,626.6		14,456.5

Equity:
Common stock	58.9	1.5	(1.5)	(i)	58.9
Additional paid-in capital	4,486.3	892.7	(892.7)	(i)	4,486.3
Treasury stock	(320.6)	—	—		(320.6)
Accumulated other comprehensive (loss)/income	(183.8)	(0.5)	0.5	(i)	(183.8)
Retained earnings/(accumulated deficit)	5,788.3	(606.5)	575.9	(e),(i)	5,757.7
Total equity	9,829.1	287.2	(317.8)		9,798.5
Total liabilities and equity	16,609.8	336.4	7,308.8		24,255.0

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SHIRE PLC
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

FOR THE YEAR ENDED DECEMBER 31, 2015

	Shire	Dyax	Pro forma adjustments (Note 4)		Pro forma combined
	$’M	$’M	$’M	Notes	$’M
Revenues:
Product sales	6,099.9	66.7	—		6,166.6
Royalties	300.5	13.5	—		314.0
Other revenues	16.3	6.9	—		23.2
Total revenues	6,416.7	87.1	—		6,503.8

Costs and expenses:
Cost of product sales	969.0	16.7	10.6	(c)	996.3
Research and development	1,564.0	58.6	—		1,622.6
Selling, general and administrative	2,341.2	64.4	25.5	(j), (k)	2,431.1
Gain on sale of product rights	(14.7)	—	—		(14.7)
Reorganization costs	97.9	—	—		97.9
Integration and acquisition costs	39.8	—	(13.2)	(k)	26.6
Total operating expenses	4,997.2	139.7	22.9		5,159.8

Operating income/(loss) from continuing operations	1,419.5	(52.6)	(22.9)		1,344.0

Interest income	4.2	0.8	—		5.0
Interest expense	(41.6)	(8.9)	(80.2)	(l), (m)	(130.7)
Other income, net	3.7	—	—		3.7

Income/(loss) from continuing operations before income taxes and equity in losses of equity method investees	1,385.8	(60.7)	(103.1)		1,222.0
Income taxes	(46.1)	—	12.5	(n)	(33.6)
Equity in losses of equity method investees, net of taxes	(2.2)	—	—		(2.2)

Income/(loss) from continuing operations, net of taxes	1,337.5	(60.7)	(90.6)		1,186.2

Earnings per ordinary share from continuing operations - basic	226.5	c	200.9	c

Earnings per ordinary share from continuing operations - diluted	225.5	c	200.0	c

Weighted average number of shares (millions)
Basic	590.4		590.4
Diluted	593.1		593.1

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SHIRE PLC

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2015

1.	Description of transaction and basis of presentation

On January 22, 2016, Shire acquired all of the outstanding share capital of Dyax for $37.30 per share in cash. Under the terms of the merger agreement, Dyax shareholders may receive additional value through a non-tradable contingent value right to receive $4.00 per Dyax share, payable subject to FDA approval of SHP643 (formerly DX-2930) and certain other conditions set forth in the Contingent Value Rights Agreement.

Dyax is a biopharmaceutical company primarily focused on the development of plasma kallikrein (pKal) inhibitors for the treatment of Hereditary Angiodema (HAE). Dyax’s most advanced clinical program is SHP643, a Phase 3 program with the potential for improved efficacy and convenience for HAE patients. SHP643 has received Fast Track, Breakthrough Therapy, and Orphan Drug designations by the FDA and has also received Orphan Drug status in the EU. Dyax also has the marketed product, KALBITOR, a plasma kallikrein inhibitor for the treatment of acute attacks of HAE in patients 12 years of age and older.

The preliminary acquisition-date fair value of the purchase consideration is $6,330.0 million, comprised of cash paid of $5,934.0 million and the preliminary fair value of the contingent value right of $396.0 million (maximum payable amount of $646.0 million).

The unaudited pro forma condensed combined financial statements were prepared using the acquisition method of accounting in accordance with Financial Accounting Standards Board's Accounting Standards Codification ("ASC") 805, Business Combinations, with Shire as the accounting acquirer, using the fair value concepts defined in ASC 820, Fair Value Measurements and Disclosures, based on the historical consolidated financial statements of Shire and Dyax.

Under the acquisition method of accounting, total fair value of the consideration of approximately $6,330.0 million is allocated to the assets acquired and liabilities assumed according to their estimated fair values at the date of acquisition. For the purposes of preparing the unaudited pro forma condensed combined financial statements, management has made a preliminary allocation of the consideration transferred to the assets acquired and liabilities assumed. The assessment of the fair values of certain assets acquired and liabilities assumed is in progress. Accordingly, the pro forma adjustments included in this Form 8-K/A are preliminary, have been made solely for the purpose of providing unaudited pro forma condensed combined financial statements and may be revised as additional information becomes available or as additional analyses are performed.

The final determination of these fair values will be completed as soon as possible, but no later than one year from the acquisition date. This final determination of the fair values of assets acquired and liabilities assumed may result in final fair values that are materially different than the preliminary estimates included herein.

The unaudited pro forma condensed combined financial statements do not reflect any anticipated synergies that the combined company may achieve as a result of the acquisition, nor does it reflect costs to integrate the operations of Shire and Dyax, nor costs necessary to achieve anticipated synergies.

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2.	Accounting policies

Shire is not aware of any differences that would have a material impact on the historical consolidated financial statements of the combined company. The unaudited pro forma condensed combined financial statements do not assume any differences in accounting policies. As a result of the continuing review of Dyax’s accounting policies, Shire may identify differences between the accounting policies of the two companies that, when conformed, could have a material impact on the consolidated financial statements of the combined company.

3.	Estimate of consideration transferred and preliminary purchase price allocation

Consideration transferred

A preliminary estimate of fair value of the consideration transferred to acquire Dyax is $6,330.0 million which is comprised of the following:

$’M

Cash consideration for outstanding shares of Dyax common stock at $37.30 per share	5,685.0
Cash consideration for settling Dyax’s stock options and restricted stock units	249.0
Fair value of cash consideration	5,934.0

Fair value of contingent value right	396.0
Preliminary fair value of contingent consideration	396.0
Preliminary fair value of total purchase consideration	6,330.0

Preliminary purchase price allocation

A preliminary estimate of the fair value of the assets acquired and liabilities assumed by Shire, reconciled to the total consideration transferred is as follows:

$’M
Cash and cash equivalents	94.6
Short term investments	199.9
Accounts receivable, net	11.9
Inventories (current and non-current)	47.8
Other current assets	8.8
Property, plant and equipment	5.8
Goodwill	2,740.2
Other intangible assets	4,660.0
Other non-current assets	1.1
Accounts payable and accrued expenses	(97.7)
Other current liabilities	(1.5)
Non-current deferred tax liabilities	(1,339.5)
Other non-current liabilities	(1.4)

Preliminary fair value of net assets acquired	6,330.0

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4.	Pro forma adjustments

The pro forma adjustments reflected in the unaudited condensed combined financial statements represent estimated values and amounts based on available information and do not reflect integration costs or anticipated synergies that the combined company may achieve as a result of the acquisition. The unaudited pro forma condensed combined balance sheet reflects the acquisition using the acquisition method of accounting as if it had occurred on December 31, 2015, and the unaudited pro forma condensed combined statement of income reflects the acquisition using the acquisition method as if it had occurred on January 1, 2015.

Pro forma adjustments to the balance sheet as of December 31, 2015:

(a) Acquisition financing

The up-front cash consideration for the acquisition of Dyax is $5,934.0 million. These adjustments reflect the funding of the purchase consideration by utilizing (i) Shire’s cash and cash equivalents of $135.5 million, (ii) $5,600 million of drawings from the November 2015 Facilities Agreement, and (iii) $209.1 million of additional drawings from the RCF. The drawings from the November 2015 Facilities Agreement and the RCF were made subsequent to December 31, 2015 and thus are not reflected in Shire’s historical consolidated balance sheet.

Total debt issuance costs of $30.2 million were incurred in respect of the November 2015 Facilities Agreement, of which $19.6 million was included in the historical Shire balance sheet, with the remaining $10.6 million recorded as an adjustment to the pro forma condensed combined balance sheet. The additional debt issuance costs of $10.6 million were financed through the RCF.

(b) Contingent value right

This adjustment records the contingent value right payable to Dyax’s shareholders at its preliminary fair value of $396.0 million. Pursuant to the merger agreement, Dyax shareholders may receive additional value through a non-tradable contingent value right to receive $4.00 per share for each share of Dyax common stock acquired at closing, payable subject to FDA approval of SHP643 and certain other conditions set forth in the Contingent Value Rights Agreement.

(c) Inventory

Represents the adjustment of $33.5 million to record the acquired inventories at estimated fair value of $47.8 million, of which $27.4 million has been recorded as a long term asset within the other non-current asset caption. The difference between Dyax’s historical inventory and Shire’s recorded fair value will be amortized as an increase to cost of sales. The difference will have a continuing impact in the financial statements, and $10.6 million has been amortized to cost of sales as a pro forma adjustment to the pro forma condensed combined statement of income.

(d) Other intangible assets

A preliminary fair value estimate of $4,660.0 million has been assigned to intangible assets acquired, consisting of Kalbitor ($135.0 million), which is a marketed product; SHP643 ($4,100.0 million), which is an in-process research and development asset; and various contract based royalty arrangements ($425.0 million).

The following table summarizes the estimated fair value of identifiable intangible assets and their useful lives. Estimated 2015 amortization has been calculated using a straight-line method.

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	Estimated Fair Value	2015 Amortization	Estimated Useful Life in
	$’M	$’M	Years
In-process research and development*	4,100.0
Royalty arrangements (pre-commercialization)**	225.0		~8
Kalbitor (currently marketed product)	135.0	7.5	18
Contract based royalty arrangements***	200.0	26.3	~8
Total Intangible Assets	4,660.0
Pro forma adjustment to amortization expense		33.8

*In-process research and development useful lives will be determined after commercialization and will be amortized on a straight-line basis.

**The estimated useful life of the pre-commercialization royalty arrangements represents the weighted average useful life of 5 arrangements.  Upon future commercialization of these royalty arrangements, Shire will begin to receive the economic benefit of the intangible assets and will commence amortization on a straight line basis over the remaining contractual terms of the arrangements.  The royalty arrangements expire between 2024 and 2029.

***The estimated useful life of the contract based royalty arrangements represents the weighted average useful life of 2 arrangements.

(e) Acquisition related costs

Represents estimated additional transaction costs (excluding costs associated with acquisition financing) of Shire ($30.6 million) and Dyax ($57.8 million) related to the acquisition that were not previously recorded in the historical financial statements.

The anticipated transaction costs of Shire are reflected in the unaudited pro forma condensed combined balance sheet as a reduction to retained earnings and an increase in accrued liabilities. The anticipated transaction costs of Dyax are reflected in the unaudited pro forma condensed combined balance sheet as a reduction to net assets acquired.

As there is no continuing impact of the transaction costs, the impact of these costs is not included in the unaudited pro forma condensed combined statement of income.

(f) Deferred revenue and deferred rent

Represents the adjustments to record deferred revenue and deferred rent at fair value.

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(g) Deferred tax liabilities

Represents the adjustment to reflect the portion of the acquired identifiable intangible assets (adjustment (d)), and to a lesser extent the fair value adjustment of inventory (adjustment (c)), that will not be tax deductible. This estimate is based on the preliminary valuations for the acquired intangible assets and the statutory tax rates in the jurisdictions where those fair value adjustments are reasonably expected to occur.

This non-current deferred tax liability is partially offset by a preliminary non-current deferred tax asset related to the ability to recognize Dyax’s historical tax operating losses, tax credits, and other temporary differences.

(h) Goodwill

To record goodwill related to the Dyax acquisition, representing the amount of purchase consideration in excess of the fair value of the net assets acquired. At this time, the goodwill preliminarily relates to synergies that are expected to be realized in the development and commercialization of SHP643, and establishing a deferred tax liability for the acquired identifiable intangible assets which have no tax basis (adjustment (g)).

(i) Shareholders’ equity

Represents the adjustment to eliminate Dyax’s historical shareholders’ equity, and to record an estimate of Shire’s remaining acquisition-related costs, as follows:

$’M
Common stock	(1.5)
Additional paid-in capital	(892.7)
Accumulated other comprehensive loss	0.5
Retained earnings	606.5
Acquisition related costs*	(30.6)

Total adjustments to shareholders' equity	(317.8)

*Acquisition-related costs are not reflected in the unaudited pro forma condensed combined statement of income as they are not expected to have an on-going impact.

Pro forma adjustments to the statement of income for the year ended December 31, 2015:

(j) Amortization of intangibles

Represents the amortization expense of definite lived intangible assets acquired of $33.8 million for the year ended December 31, 2015. Amortization expense has been calculated on a straight-line basis.

(k) Acquisition related costs

Represents the adjustment to eliminate acquisition related costs incurred by Shire ($13.2 million) and Dyax ($8.3 million) in the year ended December 31, 2015, which are directly attributable to the combination but which are not expected to have a continuing impact.

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(l) Interest expense

Reflects interest expense associated with the $5,600 million drawn down under the November 2015 Facilities Agreement and $209.1 million of additional borrowings under the RCF. Interest expense of $67.9 million has been estimated as if the purchase consideration was paid, and the relevant loans drawn down, on January 1, 2015, using a weighted average interest rate of 1.17%.

A 1/8 percent change in the interest rate would result in an increase or a decrease in the pro forma interest expense by $7.3 million for the year ended December 31, 2015.

(m) Amortization of debt issue costs

Represents $12.3 million of amortization of debt issue costs that were incurred on arranging the November 2015 Facilities Agreement, assuming the borrowings had occurred on January 1, 2015.

(n) Income taxes

Reflects the estimated tax benefit (based on statutory tax rates in the various jurisdictions where these adjustments are reasonably expected to occur), primarily related to the increase in amortization expense.

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